EMPLOYMENT AGREEMENT executed at Montreal, Quebec, this 6th day of May, 2008

BETWEEN: **ICP Global Technologies Inc.**, a corporation constituted under the laws of Canada, having its head office at 7075 Place Robert Joncas ,Unit 131, Montreal, Quebec, duly represented herein by Sass Peress, President & CEO, duly authorized to do so as he declares,

And

ICP Solar Technologies Inc., a corporation constituted under the laws of Nevada, having its head office at 7075 Place Robert Joncas ,Unit 131, Montreal, Quebec, duly represented herein by Sass Peress, President & CEO, duly authorized to do so as he declares,

(Hereinafter collectively referred to as "**ICP**" or the "**Company**")

AND: **Sheldon Reinhart** residing at: 132 Fairview, Dollard Des Ormeaux, Quebec, H9A 1V4

(Hereinafter referred to as the "**Employee**")

WHEREAS the Company wishes to retain the Employee on the terms and conditions set forth herein;

BOTH PARTIES HAVE AGREED AS FOLLOWS:

1. **TERM**

1.1 This Agreement has been entered into for an indefinite period of time commencing on May 6, 2008, (the "Hiring Date") the whole subject to the terms and conditions set out herein below.

2. **SERVICES**

2.1 The Company hereby retains the Employee, who hereby agrees, to perform the tasks and undertake the following responsibilities as described in Schedule A (the "Responsibilities") as the Company's Chief Financial Officer and Chief Operating Officer effective from the Hiring Date.

2.2 The Employee shall use his best efforts, skill, energy and attention in the performance of the Responsibilities and shall perform same act in accordance with the usual practices and rules of art.

2.3 In carrying out his duties hereunder, the Employee shall report directly to the CEO of the Company.

2.4 Throughout the term of this Agreement, the Employee shall comply with all applicable requirements of law in the performance of the Responsibilities and shall obtain and continue to hold, at his own expense, all permits, registrations and other authorizations required to permit the Employee to provide the Services in compliance with the provisions hereof.

2.5 The Employee will not originate any publicity, news releases or other public announcements of any nature regarding the Company, whether written or oral, without the prior written consent of the Company.

3. **COMPENSATION**

3.1 In consideration of the Services performed by the Employee hereunder, the Company agrees to pay to the Employee a salary in the amount of $125,000 per annum. The salary shall be paid to the Employee, in 26 equal installments, on every second Thursday in accordance with the Company's payroll schedule. The Employee may receive a $10,000 annual bonus, at the sole discretion of the CEO and board of directors, based on the employee's performance and the performance of the Company. All dollar amounts are in lawful currency of Canada.

3.2 As part of the Company's 2006 Stock Incentive Plan (the "Plan"), the Company agrees to grant to the Employee 75,000 stock options to acquire the common stock of the Company with an exercise price of US$0.50, a vesting period of 2 years (from the date of April 28, 2008) with 25% of the options granted vesting every 6 months and a maturity of 5 years from the date of issuance. The Employee shall be eligible to participate in the Plan on subsequent anniversary dates of the signing of this agreement. The Employee shall be eligible to participate in the Company's benefits programs, including the Group Insurance Plan, of which 50% of the cost is paid by the Company, commencing on July 28, 2008.

3.3 The Employee shall be entitled to a total of four (4) weeks paid vacation.

3.4 The Company agrees to indemnify the Employee in accordance with the provisions of its by-laws, as such provisions may be expanded from time to time.

3.5 The Employee's performance and salary will be reviewed on an annual basis with satisfactory performance being rewarded by an annual increase in salary dependant on the Company's continued growth and profitability. It is agreed that the first performance and salary review will be on October 28, 2008.

3.6 The Company agrees to pay the Employee's annual professional dues to the OCAQ commencing in 2009.

3.7 The Company shall reimburse the Employee for eligible and reasonable out of pocket expenses incurred by the Employee in the course of conducting business on behalf of the Company. The maximum annual amount for the expenses will be $6,000 commencing on July 28, 2008.

4. **LIABILITY**

4.1 The Employee undertakes to indemnify, and save harmless the Company in respect of:

(a) Any claim, charge, tax, penalty, interest, fine, assessment or demand by any statutory body of any country or province for any withholdings, charge, tax, assessment, contribution, fee, deduction or amount which, according to said entities, ought to have been paid or withheld on or in respect of any amount paid under the present Agreement.

5. **CONFIDENTIALITY**

The Employee acknowledges that, in the course of his employment with the Company he will have access to and be entrusted with confidential and proprietary information and trade secrets of or relating to the Company, which information is not part of the public domain, and which the Company has a legitimate interest in protecting. Such information and trade secrets include, but are not be limited to the following:

(a) the identity of the Company's clients; the Company's client lists; the products and/or services offered or provided to the Company's clients, the prices charged for such products or services; the volume of sales made to such clients, the particular needs of such clients; and the methods or arrangements implemented by the Company or any Member thereof to service or do business with such clients;

(b) the identity of the Company's suppliers; lists of suppliers; the products and/or services purchased from such suppliers, the prices paid to such suppliers, and the financial or other particular arrangements made between such suppliers and the Company or any Member thereof;

(c) the identity of the Company's employees, the list(s) of employees of any Member of the Company, the salary, remuneration, other employment benefits and/or training provided to such employees;

(d) any information concerning the actual or planned creation, production, development, marketing, sale, distribution and/or licensing of any products or services by the Company or any Member thereof;

(e) any technique, process, method of doing business, or sales, marketing, product development or business plans or strategies, surveys, designs, inventions or other intellectual property of the Company or any Member thereof, including all antecedent derivative works; and

(f) any information concerning the financial affairs of the Company or any Member thereof and any negotiations, licensing or other business agreements between any Member of the Company and third parties.

(hereinafter referred to collectively as "Confidential Information"). The Employee acknowledges and agrees that the foregoing are only examples of the types of trade secrets, confidential and proprietary information that will be made known to him by reason of his consulting with the Company, and are not to be construed as an exhaustive list of such information. It is also understood that the term "Confidential Information" does not include information which is or becomes generally known to the public without any breach by the Employee of his obligations hereunder or any fault on the part of the Employee or which is already in the possession of the Employee at the time of disclosure to the Employee by the Company.

The Employee covenants and agrees that, during the term of the present Agreement, and at all times subsequent to the termination of such Agreement, for whatever reason, whether voluntary or involuntary, he shall not, directly or indirectly, in any manner or for any purpose whatsoever, except for the business purposes of the Company and as may be reasonably required in the normal and loyal performance of his consulting duties hereunder or unless and to the extent he is specifically required to do so by Court order, use, copy or reproduce or allow to be used, copied or reproduced any Confidential Information or disclose, transmit, transfer or communicate or allow to be disclosed, transmitted, transferred or communicated any Confidential Information to any person, firm, business, corporation, partnership, joint venture, syndicate, association, governmental organization or authority, or any other type of entity or group, endowed or not with juridical personality.

The Employee acknowledges and agrees that the Confidential Information, and all materials, documents, files and records relating thereto, are and shall remain the exclusive property of the Company and the other members of the Company, as the case may be.

The Employee covenants and agrees that, upon the request of the Company and, in any event, upon the termination of the present Agreement, for whatever reason, whether voluntary or involuntary, he will return to the Company immediately, without making or keeping any copies or reproductions thereof, in whatever form, all Confidential Information, however captured, stored or recorded, as well as all materials, documents, files, records, diskettes, notebooks, and other property of the Corporation which are in his possession, or under his custody or control.

6. **INTELLECTUAL PROPERTY**

(a) any inventions and improvements thereon, processes, information, data, reports, specifications or other materials prepared, made, conceived and /or compiled by the Employee specifically in the performance of the Services (collectively the "Inventions"), shall be the property of the Company exclusively and shall be maintained in confidence by the Employee;

(b) the Employee agrees to and does hereby assign to the Company or any person or organization designated in writing by Company, at no additional consideration other than the consideration for this Agreement, and without any limitation whatsoever, all of Employee's rights, title and interest in any Inventions made in the direct performance of the Responsibilities by the Employee under this Agreement, whether conceived and/or reduced to practice either solely or jointly with others. Further, the Employee hereby waives, without any limitation whatsoever, to the benefit of the Company, its successors, assigns and licensees any moral rights which he may have with respect to the Inventions for the term of such right. In addition, the Employee agrees to render all assistance reasonably requested by the Company in order to enable Company to file, obtain and enforce any Letters Patent, whether foreign or domestic on said invention, including the execution of such papers and documents as may be necessary to obtain patents in Canada and abroad, and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions, applications and patents and the Employee shall otherwise provide full cooperation to the Company in obtaining those patents in which the Employee is named as an inventor or co-inventor, even though such cooperation may be required to take place at a time

following the expiration and/or termination of this Agreement. The Company agrees to promptly reimburse Employee for all reasonable expenses incurred by him in providing the assistance required by this paragraph upon the submission to Company of an itemized statement of such expense; and

(c) The Employee shall promptly inform and disclose to the Company all inventions, improvements, processes, applications, data and/or other information made, conceived and/or compiled by him in connection with the Services during the term of this Agreement.

7. **NON-COMPETITION AND NON-SOLICITATION COVENANTS**

7.1 The Employee expressly covenants and agrees that, during the term of the present Agreement and for a period of twelve (12) months from the date on which such Agreement terminates, for whatever reason, whether voluntary or involuntary, he will not, directly or indirectly:

(a) anywhere in North America, engage in, whether as a sole proprietor, partner, shareholder or in any other proprietary capacity whatsoever, or provide support and/or assistance in any other form whatsoever, to any person, firm or corporation engaged in developing, manufacturing, licensing, marketing or distributing any Competitive Product as their primary business; provided that investments in securities representing less than 10% of the voting securities of any entity the shares of which are publicly traded shall not be deemed a violation of this subparagraph a);

(b) anywhere in North America, be employed by, act as a Employee or adviser to, or be the agent or representative of any person, firm or corporation engaged in developing, manufacturing, licensing, marketing or distributing any Competitive Product as their primary business,

(c) solicit or attempt to solicit any customer or entice any such customer of the Company to cease dealing with the Company, in all such cases with a view to giving, selling or providing to such customer any products or services similar to the products or services sold or provided by the Company at the time of the cessation of his consulting services hereunder;

(d) solicit, induce, or otherwise persuade any executive, employee or Employee of the Company to terminate his employment or consulting relationship with the Company or to cease providing services to the Company.

7.2 In the event that in any legal proceedings before a competent tribunal in any jurisdiction, it is determined that either of Sub-sections a), b), c) or d) of Section 7.1 above, or any part of the said Sub-sections, is invalid with respect to any particular transaction, that Sub-section or part thereof shall be deemed to be severed from this Agreement for the purposes only of the particular legal proceedings in question, and the said Sub-section shall, in every other respect, continue in full force and effect.

8. **VIOLATION**

8.1 The Employee hereby agrees that the restrictions in the foregoing sections and paragraphs are reasonable and necessary in order to permit the Company to adequately protect its legitimate interests and competitive position in the marketplace.

8.2 The Employee acknowledges that, in the event of any breach by him of any of his obligations under sections 5, 6 and 7 above, such breach shall cause the Company serious and irreparable harm and that injunctive relief will be necessary in such event, without prejudice to any other recourses or remedies available to the Company.

9. **GENERAL**

9.1 The Employee acknowledges that this Agreement is a contract by mutual agreement which has been negotiated and discussed between the parties and entered into as a result thereof.

9.2 Each and every term, condition and provision of this Agreement is and shall be severable one from the other, and in the event that any term, condition or provision hereof is at any time declared by a court of competent jurisdiction to be void, invalid or unenforceable, same shall not extend to invalidate, make void or make unenforceable any condition or provision of this Agreement, and such term, condition or provision so declared to be void, invalid or unenforceable shall be severed from the rest of this Agreement.

9.3 The terms of the present Agreement may in the future be amended, but only by a written document which is signed by both the Employee and, on behalf of the Company, by a duly authorized officer. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.6 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, their respective successors, legal representatives and permitted assigns.

10. TERMINATION

10.1 Subject to Sections 10.2 and 10.3 below, the Company may terminate this Agreement by giving the Employee a three (3) month indemnity of all salary and benefits in accordance with Section 3 (collectively referred to as "Indemnity") and the Employee may terminate this Agreement by giving the Company a six (6) week prior written notice. If this Agreement is terminated by the Employee under this Section 10.1, the Company shall retain the right to waive such notice, in whole or in part.

10.2 Notwithstanding the provisions of Section 10.1 above, the Company may terminate this Agreement at any time for cause, without prior notice or any Indemnity. For the purposes of this Section 10.2, the term "cause" shall include, but shall not be limited to, the Employee's inability to provide the Services, dishonesty, theft, conviction for a felony or crime of moral turpitude, a material breach of this Agreement, and the Employee's failure to perform the Services as required by this Agreement or his failure to correct such deficiency within thirty (30) days' written notice to such effect from the Company;

10.3 Upon any termination of this Agreement, whether by the Employee or the Company:

a) subject to any payments required if the Company terminates this Agreement under Section 10.1 above, the Company will be required to pay the Employee only for work performed through to the date of termination;

b) the Employee shall continue to be bound by his obligations to the Company which are intended to survive the termination of this Agreement, including notably his obligations under Sections 5, 6 and 7 of this Agreement;

11. APPLICABLE LAW

11.1 This Agreement shall be governed and construed in accordance with the laws of Province of Quebec.

12. **NOTICE**

12.1 The addresses of the parties for notice purposes are as follows :

ICP SOLAR TECHNOLOGIES INC.
7075 Place Robert-Joncas, Unit 131
Montreal, Quebec
H4M 2Z2

Attention: Sass Peress, President & CEO

Sheldon Reinhart
132 Fairview, Dollard Des Ormeaux
Quebec, H9A 1V4

Or such other address as may be given by either party to the other in writing from time to time, all notices shall be sent by registered mail postage prepaid or by personal delivery;

13. **LANGUAGE**

13.1 La présente convention a été rédigée en anglais à la demande des parties. This agreement has been drawn in English at the request of all parties.

IN WITNESS WHEREOF the parties have duly signed this Agreement in two (2) counterparts on the 6th day of May, 2008.

ICP SOLAR TECHNOLOGIES INC./ ICP GLOBAL TECHNOLOGIES INC.

Per: Sass Peress,CEO

Sheldon Reinhart

SCHEDULE A

- Oversee accounting and preparation of financial statements
- Responsible for implementing, overseeing and improving accounting processes
- Oversee the implementation of Netsuite or other relevant accounting software platform
- Responsible for developing and implementing cost cutting strategies
- Oversee preparation of internal budgets
- Responsible for preparing various financial reports including margin analysis and other relevant reports
- Present financial statements and general overview of the Company's financial situation to the board of directors
- Responsible for securing both short and long term financing for the Company
- Oversee all regulatory filings with the relevant securities exchange commissions and exchanges
- Responsible for implementing and overseeing good corporate governance standards for the Company
- Assist in the process of evaluation of strategic transactions such as the due diligence process in the Company's Merger/Acquisition efforts.
- Act as the direct supervisor of the Director of Operations of the Company and oversee the general operations of the Company
- Other tasks and responsibilities that may arise as needed